UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2025

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3025 Clearview Way, San Mateo, CA 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001	GPRO	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d)
Director Appointment
On April 4, 2025, the Board of Directors (the “Board”) of GoPro, Inc. (the “Company”), on the recommendation of the Company’s Nominating and Governance Committee, appointed Miguel A. Lopez Ben (“Mr. Lopez”) to the Board, effective April 4, 2025. Mr. Lopez will serve until the earliest to occur of the Company’s 2025 annual meeting of stockholders and until his successor is elected or appointed and qualified, or until his death, resignation or removal. Mr. Lopez will be appointed to the Company’s Audit Committee and to the Company’s Compensation and Leadership Committee, effective upon his appointment to the Board.
In connection with his appointment as a non-employee director of the Board, Mr. Lopez will receive compensation for his Board membership in accordance with the Company’s non-employee director compensation policy.
Mr. Lopez has executed the Company’s standard form of indemnity agreement, a copy of which has been filed as Exhibit 10.01 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 19, 2014.
There is no arrangement or understanding between Mr. Lopez and any other persons pursuant to which Mr. Lopez was elected as a director. There is no family relationship between Mr. Lopez and any director or executive officer of the Company, and except as stated herein, Mr. Lopez does not have any direct or indirect material interest in any transaction with the Company or its subsidiaries of the type required to be disclosed pursuant to Item 404(a) of Regulation S-K, and no such transaction is currently contemplated.
Director Nominations
Also on April 4, 2025, the Board of the Company, on the recommendation of the Company’s Nominating and Governance Committee, approved the nominations of each of Emily S. Culp Hogue (“Ms. Culp”) and Michael C. Dennison (“Mr. Dennison”) to stand for election at the Annual Meeting.
For more information about Mr. Lopez and the director nominees please review the Company’s 2025 Proxy disclosure when available.
On April 8, 2025, the Company issued a press release announcing the appointment of Mr. Lopez to the Board, and the nominations of each of Ms. Culp and Mr. Dennison as director candidates. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press release dated April 8, 2025 announcing the appointment of Mick Lopez to GoPro's Board of Directors, and the nominations of each of Ms. Culp and Mr. Dennison as director candidates.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated:	April 8, 2025	By: /s/ Eve T. Saltman
Eve T. Saltman Chief Legal Officer and Secretary, SVP Business & Corp Development, Chief Compliance Officer